Exhibit 99.1

State Street Corporation Reports Second-Quarter 2009 Earnings Per Share of $0.79 before Extraordinary Loss Due to Conduit Consolidation, Which Includes Previously Disclosed Repayment of TARP CPP of $0.23 Per Share

Operating-Basis Earnings Per Share Are $1.04 in Second Quarter

Fee Revenue Increased 7% Compared to First Quarter and Continued Expense Control Drives Q2 2009 Positive Operating Leverage on an Operating Basis, Relative to Both Q2 2008 and Q1 2009

BOSTON--(BUSINESS WIRE)--July 21, 2009--State Street Corporation today announced second-quarter results per common share of $(7.12), including an after-tax extraordinary loss of $(7.91) per share related to the effect of the previously disclosed consolidation of the State Street-administered asset-backed commercial paper (ABCP) conduits onto the Company’s balance sheet, $(0.23) per share related to repayment of the U.S. Treasury’s TARP CPP investment, and $(0.02) per share in merger and integration costs associated with the 2007 acquisition of Investors Financial Services Corp. (“Investors Financial”) . Revenue of $2.122 billion in the second quarter of 2009 is down 20.6% from $2.672 billion in the year-ago second quarter. Total expenses in the second quarter of 2009 of $1.364 billion are down 25.9% compared to $1.841 billion in the year-ago second quarter. As reflected in the after-tax per share loss noted above, the Company recorded an extraordinary pre-tax loss in the second quarter of $(6.096) billion as a result of the previously reported consolidation of the ABCP conduits. For the second quarter of 2009, before the extraordinary loss and reflecting the effect of the equity issuances in 2008 and 2009, return on common shareholders’ equity was 13.0%, down from 18.6% in the second quarter of 2008.

In addition to presenting State Street’s financial results in conformity with US generally accepted accounting principles (GAAP), management also presents results on an “operating basis” in order to highlight comparable financial trends and other characteristics with respect to State Street’s ongoing business operations from period to period. A full reconciliation of operating-basis results to GAAP results is included in the addendum at the end of this press release. Also see “Additional Information.”

The following table reconciles GAAP-basis results to results presented on an operating basis:

Reconciliation of Results - GAAP Basis to Operating Basis For the Three Months Ended June 30, 2009

(Dollars in millions)	Net Income (Loss)	EPS	ROE

GAAP-basis net loss available to common shareholders	$(3,314)	$(7.12)	nm
Extraordinary loss from conduit consolidation, net of tax	(3,684)	(7.91)
GAAP-basis net income available to common shareholders before extraordinary loss	$370	$.79	13.0%

Repayment of TARP preferred stock investment (1)	106	.23	3.8
After-tax merger and integration costs	7	.02	0.2

Operating-basis net income available to common shareholders before extraordinary loss	$483	$1.04	17.0%

Average diluted common shares outstanding (in thousands)	465,814

(1) Repayment of TARP preferred stock investment resulted in accretion against retained earnings of remaining preferred stock discount, reducing GAAP-basis net income available to common shareholders.
nm – not meaningful.

Operating-basis results in the second quarter of 2009 exclude the effects noted above of the TARP repayment, the consolidation of the ABCP conduits and $(12) million in pre-tax merger and integration costs associated with the Investors Financial acquisition. Operating-basis results for the second quarter of 2008 excluded merger and integration costs of $(32) million associated with the Investors Financial acquisition. Operating-basis results for the first quarter of 2009 excluded $(17) million in merger and integration costs associated with the Investors Financial acquisition and $7 million of net interest revenue associated with the Federal Reserve’s AMLF. Operating-basis revenue for all periods is presented on a fully taxable-equivalent basis.

The table below provides a summary of selected financial information and key ratios for the indicated periods, presented on an operating basis where noted. The tier 1 capital and tier 1 leverage ratios are capital ratios used regularly by bank regulatory authorities to evaluate the Company’s capital status. The tier 1 common ratio was used by the Federal Reserve in connection with its Supervisory Capital Assessment Program, or “SCAP.” The TCE and TCE/risk- weighted assets ratios are other capital ratios management believes provide additional context for understanding and assessing the Company’s capital status. See “Additional Information” for a further description of these ratios and the addendum at the end of this press release for reconciliations applicable to the TCE ratio.

	Q2 2009	Q1 2009	Increase/(Decrease)		Q2 2008	Increase/(Decrease)
Selected Financial Information and Key Ratios
(Dollars in millions)
Total revenue(1)	$2,153	$2,027	$126	6.2%	$2,700	$(547)	(20.3%)
Total expenses(1)	1,352	1,287	65	5.1%	1,809	(457)	(25.3%)
Total assets (2)(3)	153,421	142,144	11,277	7.9%	146,221	7,200	4.9%
Unrealized loss on investment portfolio, after-tax(3)	(4,747)	(5,851)	1,104	(18.9%)	(2,012)	(2,735)	(135.9%)

AUCM (dollars in billions);
Assets under custody and administration(3)(4)	$16,394	$15,035	$1,359	9.0%	$19,727	$(3,333)	(16.9%)
Assets under management(3)	1,557	1,395	162	11.6%	1,894	(337)	(17.8%)

Earnings per common share(1)	$1.04	$1.04	$-	-	$1.40	$(0.36)	(25.7%)
Return on common equity(1)	17.0%	15.9%	110 bps		19.3%	(230) bps
Tier 1 capital ratio	14.5%	19.1%	(460) bps		17.1%	(260) bps
Tier 1 leverage ratio	7.3%	10.4%	(310) bps		8.3%	(100) bps
Tier 1 common ratio	12.5%	14.8%	(230) bps		15.0%	(250) bps
TCE ratio	5.0%	5.9%	(90) bps		5.8%	(80) bps
TCE/RWA ratio	8.5%	8.2%	30 bps		11.9%	(340) bps

(1) Presented on an operating basis.
(2) Increase for Q2 2009 compared to Q1 2009 primarily resulted from consolidation of the ABCP conduits.
(3) As of period end.
(4) Includes assets under custody of $12,337 billion, $11,337 billion and $15,257 billion, respectively.

Operating-basis earnings per common share in the second quarter of 2009 are $1.04, down 25.7% from $1.40 per share in the second quarter of 2008. Operating-basis revenue of $2.153 billion in the second quarter of 2009 is down 20.3% from $2.700 billion in the second quarter a year ago. Operating-basis expenses of $1.352 billion in the second quarter of 2009 are down 25.3% from $1.809 billion in the year-ago quarter. These second quarter 2009 revenue and expense results represent 500 basis points of positive operating leverage compared to the second quarter of 2008. For the second quarter of 2009, operating-basis return on common shareholders’ equity is 17.0%, down from 19.3% for the second quarter of 2008.

The balance sheet is $153 billion at June 30, 2009, compared to $142 billion at March 31, 2009. Excluding $20 billion in excess deposits held at central banks at June 30, 2009, compared with $30 billion at March 31, 2009, the normalized balance sheet was $133 billion at June 30, 2009, compared to a normalized balance sheet of $112 billion at March 31, 2009. Our regulatory capital ratios continue to be strong as of June 30, 2009, with our tier 1 capital ratio at 14.5% and our leverage ratio at 7.3%. In addition, our tier 1 common ratio is 12.5%, our TCE to risk-weighted assets ratio is 8.5%, and our TCE ratio is 5.0%.

At June 30, 2009, the after-tax, unrealized mark-to-market losses in the consolidated investment portfolio are $4.75 billion, down from $5.85 billion after-tax at March 31, 2009 and down from $6.32 billion after-tax as of December 31, 2008.

Ronald E. Logue, State Street's chairman and chief executive officer, said, "While markets have remained challenging, we achieved a number of significant milestones during the second quarter. We strengthened our TCE ratio, passed the Federal Reserve's stress test, conducted a successful equity and debt issuance in mid-May, and re-paid the TARP CPP preferred stock investment in June. We also repurchased the TARP common stock warrant in early July. With these actions, our capital ratios are among the strongest in our industry, and we have performed well against the TCE Improvement Plan that we announced on February 5.”

Logue continued, “Fee revenue in the second quarter increased 7% from the first quarter. This performance, combined with our continued focus on expense control, resulted in 500 basis points of positive operating leverage compared to the second quarter of 2008 and 110 basis points on a sequential-quarter basis, each on an operating basis. We remain focused on what we can control – servicing our customers, managing our expenses and investing for the future.”

SECOND QUARTER 2009 RESULTS VS. YEAR-AGO SECOND QUARTER

Servicing fees are down 19% to $795 million from $977 million in last year’s second quarter. The decrease is attributable primarily to the approximately 38% decline in daily average equity valuations. Total assets under custody and administration are $16.39 trillion at June 30, 2009, down 17%, compared with $19.73 trillion at June 30, 2008. Daily average values for the S&P 500 Index are down 35% from the second quarter of 2008; daily average values for the MSCI® EAFE IndexSM are down 41% from the same period.

Investment management fees, generated by State Street Global Advisors, are $193 million, down 31% from $280 million in the year-ago quarter. The decline in management fees is attributable primarily to the approximately 36% decrease in average month-end equity valuations. Total assets under management at June 30, 2009, are $1.56 trillion, down 18%, compared to $1.89 trillion at June 30, 2008.

Trading services revenue, which includes foreign exchange trading revenue and brokerage and other fees, is $310 million for the second quarter of 2009, down 3% from $320 million the second quarter a year-ago. A 16% decrease in foreign exchange revenue is due to lower volumes, partially offset by higher volatility. Brokerage and other fees increased 29% due primarily to improved transition management business.

Securities finance revenue is $201 million in the quarter, down 43% from $352 million in the very strong year-ago second quarter. This significant decline is due primarily to lower volumes, offset partially by slightly higher spreads.

Processing fees and other is $17 million, down 78% from $77 million in the second quarter of 2008. The decline is primarily due to lower revenue from structured products, as well as the consolidation of the ABCP conduits onto our balance sheet. As a result of the consolidation, the fees earned from conduit activities after May 15 are reported as net interest revenue.

Net interest revenue on an operating basis is $611 million, a decrease of 11% from $685 million in the year-ago second quarter. The decline is due primarily to the decrease in customer deposit volumes and spreads, partially offset by $112 million of discount accretion on securities in the investment portfolio recorded following the consolidation of the ABCP conduits.

In the quarter, due to the improving markets, we recorded $26 million in net gains related to investment securities—$90 million from sales of securities, partially offset by $64 million in other-than-temporary impairment. In addition, we recorded a $14 million provision for loan losses in order to provide for expected losses related to the commercial mortgage loans held on our balance sheet that were acquired in the fourth quarter of 2008.

Operating-basis expenses decreased to $1.352 billion, down 25.3% from $1.809 billion a year ago, due primarily to a 34% reduction in salaries and benefits expense due to a lower level of accrual for incentive compensation as well as the benefit of the reduction in force. Other expenses also declined due to measures which we undertook that contributed to a 26% decrease.

The decrease in total expenses also includes lower transaction processing services, down 15% to $146 million from $172 million a year ago, due to lower volumes in the investment servicing business. Occupancy increased 5% to $121 million from $115 million. Other expenses were down 26% or $76 million to $222 million from $298 million due primarily to lower professional fees and lower securities processing costs, partially offset by a special assessment from the FDIC.

The effective tax rate in the second quarter of 2009 is 32.6%, down from 34.0% in the second quarter of 2008. It is expected to be 30.7% for full-year 2009.

SECOND-QUARTER 2009 RESULTS VS. FIRST QUARTER 2009

The GAAP loss per share of $(7.12) in the second quarter of 2009 on revenue of $2.122 billion, compares with earnings per share of $1.02 per share in the first quarter of 2009 on revenue of $2.002 billion. Expenses in the second quarter of 2009 are $1.364 billion, compared with $1.304 billion in the first quarter of 2009. Return on common shareholders’ equity is 13.0% in the second quarter of 2009, which excludes the impact of the extraordinary loss, compared to 15.7% in the first quarter of 2009.

The following information is presented on an operating basis. Earnings per common share in the second quarter of 2009 of $1.04 are flat with the first quarter of 2009. Total revenue in the second quarter is $2.153 billion, up 6.2% versus $2.027 billion in the first quarter of 2009. Total expenses for the second quarter of 2009 are $1.352 billion, up 5.1% compared to $1.287 billion in the first quarter of 2009. Return on common shareholders’ equity of 17.0% in the second quarter compares with 15.9% in the first quarter.

The table below provides the components of operating-basis revenue:

Operating-Basis Revenue			Increase/(Decrease)
(Dollars in millions)	Q2 2009	Q1 2009	$	%
Servicing fees	$795	$766	$29	3.8%
Investment management fees	193	181	12	6.6
Trading services revenue	310	245	65	26.5
Securities finance revenue	201	181	20	11.0
Processing fees and other revenue	17	49	(32)	(65.3)
Net interest revenue, fully-taxable equivalent basis	611	589	22	3.7
Gains (Losses) related to investment securities, net	26	16	10	62.5
Total Operating-Basis Revenue	$2,153	$2,027	$126	6.2%

Servicing fees are $795 million, up 4% from $766 million in the first quarter due primarily to the approximately 12% increase in daily average equity valuations, as well as new business. Management fees are $193 million, up 7% from $181 million primarily due to the greater than 16% increase in the average month-end equity valuations and net new business. Trading services revenue is $310 million, up 27% from $245 million primarily due to strength in brokerage and other fee revenue. Securities finance revenue is $201 million, up 11% from the prior quarter primarily due to higher spreads as well as higher volumes. Processing fees and other revenue declined 65% from $49 million to $17 million due to lower revenue from structured products. In addition, the fees earned from the ABCP conduit activities were reported as net interest revenue after consolidation of the conduits on May 15, 2009. Net interest revenue on an operating basis is $611 million, up 4% from $589 million, due primarily to the effect of $112 million of discount accretion recorded following the consolidation of the conduits, offset partially by the decline in Libor rates and narrower spreads both in the investment portfolio and on customer deposits.

The table below provides the components of operating-basis expenses:

Operating-Basis Expenses			Increase/(Decrease)
(Dollars in millions)	Q2 2009	Q1 2009	$	%
Salaries and employee benefits	$696	$731	$(35)	(4.8%)
Information systems and communications	167	161	6	3.7
Transaction processing services	146	131	15	11.5
Occupancy	121	121	---	---
Other	222	143	79	55.2
Total Operating-Basis Expenses	$1,352	$1,287	$65	5.1%

Salaries and employee benefits expense decreased 5% to $696 million from $731 million primarily due to a lower level of 2009 incentive compensation. Information systems and communications increased 3.7% from $161 million to $167 million due to increases in investment servicing. Transaction processing expense is up 11% from $131 million to $146 million due to higher volumes in the asset servicing business. Other expenses are up 55% from $143 million to $222 million due to increases in FDIC fees, including a special assessment, professional fees and securities processing costs.

ADDITIONAL INFORMATION

All per share amounts represent fully diluted earnings per common share. Return on common shareholders’ equity is determined by dividing annualized net income before extraordinary loss available to common shareholders by average common shareholders’ equity for the period. Positive operating leverage is defined as the excess rate of growth of total revenue over the rate of growth of total expenses, each separately determined on a GAAP or an operating basis.

This press release includes financial information presented on a GAAP basis as well as on an operating basis. Management measures and compares certain financial information on an operating basis, as it believes that this presentation supports meaningful comparisons from period to period and the analysis of comparable financial trends with respect to State Street’s normal ongoing business operations. Management believes that operating-basis financial information, which reports revenue from non-taxable sources on a fully taxable-equivalent basis and excludes the impact of revenue and expenses outside of the normal course of business, facilitates an investor’s understanding and analysis of State Street’s underlying financial performance and trends in addition to financial information prepared in accordance with GAAP. Non-GAAP financial measures should be considered in addition to, not as a substitute for or superior to, financial measures determined in accordance with GAAP. A full reconciliation of operating-basis results to GAAP results is included in the addendum at the end of this press release.

Management believes that the use of other non-GAAP financial measures in the calculation of identified capital ratios is useful to understanding State Street’s capital position and of interest to investors. Below is a description of, and other information with respect to, the capital ratios referenced in this press release.

  The tier 1 risk-based capital, or tier 1 capital, and tier 1 leverage ratios, as applicable, are each calculated in accordance with applicable bank regulatory requirements and, as permitted, exclude the impact of commercial paper purchased under the Federal Reserve Bank of Boston’s AMLF.
  The tier 1 risk-based common, or tier 1 common, ratio is calculated by dividing (a) tier 1 capital less non-common elements including qualifying perpetual preferred stock, qualifying minority interest in subsidiaries and qualifying trust preferred securities, by (b) risk-weighted assets, which assets are calculated in accordance with applicable bank regulatory requirements. The tier 1 common ratio is not required by GAAP or on a recurring basis by bank regulations. However, this ratio was used by the Federal Reserve in connection with its stress test administered to the 19 largest U.S. bank holding companies under the SCAP, the results of which were announced on May 7, 2009. Although we understand that the Federal Reserve does not intend to prospectively require calculation of the tier 1 common ratio, due to the recent timing of the SCAP, management is currently monitoring this ratio, along with the other capital ratios described in this press release, in evaluating State Street’s capital levels and believes that, at this time, the ratio may be of interest to investors.

  Reconciliations with respect to unaudited tier 1 common capital as of June 30, 2009, March 31, 2009 and June 30, 2008 are provided in the addendum at the end of this press release.
  The ratio of tangible common equity to adjusted tangible assets, or TCE ratio, is calculated by dividing total common shareholders’ equity by consolidated total assets, after reducing both amounts by goodwill and other intangible assets net of related deferred taxes. Total assets reflected in the TCE ratio also exclude commercial paper purchased under the AMLF and cash balances on deposit at the Federal Reserve Bank and other central banks in excess of required reserves. The TCE ratio is not required by GAAP or by bank regulations, but is a metric used by management to evaluate the adequacy of State Street’s capital levels. Since there is no authoritative requirement to calculate the TCE ratio, our TCE ratio is not necessarily comparable to similar capital measures disclosed or used by other companies in the financial services industry. Tangible common equity and adjusted tangible assets are non-GAAP financial measures and should be considered in addition to, not as a substitute for or superior to, financial measures determined in accordance with GAAP. Reconciliations with respect to the calculation of the unaudited TCE ratio as of June 30, 2009, March 31, 2009 and June 30, 2008 are provided in the addendum at the end of this press release.

  The ratio of tangible common equity to risk-weighted assets, or TCE/RWA ratio, is calculated by dividing total common shareholders’ equity (reduced by goodwill and other intangible assets net of related deferred taxes) by risk-weighted assets (determined in accordance with applicable bank regulatory requirements). As permitted by bank regulations, risk-weighted assets exclude commercial paper purchased under the AMLF. The TCE/RWA ratio is not required by GAAP or by bank regulations, but is a metric used by management to evaluate the adequacy of State Street’s capital levels. Since there is no authoritative requirement to calculate the TCE/RWA ratio, our TCE/RWA ratio is not necessarily comparable to similar capital measures disclosed or used by other companies in the financial services industry. Tangible common equity is a non-GAAP financial measure and should be considered in addition to, not as a substitute for or superior to, financial measures determined in accordance with GAAP. Reconciliations with respect to the calculation of the unaudited TCE/RWA ratio as of June 30, 2009, March 31, 2009 and June 30, 2008 are included in the addendum at the end of this press release

INVESTOR CONFERENCE CALL

State Street will webcast an investor conference call today, Tuesday, July 21, 2009, at 9:30 a.m. EDT, available at www.statestreet.com/stockholder. The conference call will also be available via telephone, at +1 706/679-5594 or +1 888/391-4233 (Conference ID #13443176). Recorded replays of the conference call will be available on the web site, and by telephone at +1 706/645-9291 or +1 800/642-1687 (Conference ID#13443176) , beginning approximately two hours after the call’s completion. The telephone replay will be available for two weeks following the conference call. This press release, presentation materials referred to on the conference call, and additional financial information are available on State Street’s website, at www.statestreet.com/stockholder under “Investor Information--Latest News, Annual Reports and Financial Trends—Financial Trends,” and “Investor Events and Presentations.”

State Street Corporation (NYSE: STT) is the world's leading provider of financial services to institutional investors including investment servicing, investment management and investment research and trading. With $16.394 trillion in assets under custody and administration and $1.557 trillion in assets under management at June 30, 2009, State Street operates in 27 countries and more than 100 geographic markets and employs 26,950 worldwide. For more information, visit State Street’s web site at www.statestreet.com or call +1 877/639-7788 [NEWS STT] toll-free in the United States and Canada, or +1 678/999-4577 outside those countries.

FORWARD-LOOKING STATEMENTS

This news announcement contains forward-looking statements as defined by United States securities laws, including statements about our goals and expectations regarding our business, financial condition, results of operations and strategies, the financial and market outlook, governmental and regulatory initiatives and developments, and the business environment. These statements are not guarantees of future performance, are inherently uncertain, are based on current assumptions that are difficult to predict and involve a number of risks and uncertainties. Therefore, actual outcomes and results may differ materially from what is expressed in those statements, and those statements should not be relied upon as representing our expectations or beliefs as of any date subsequent to the date of this release.

Important factors that may affect future results and outcomes include, but are not limited to:

  global financial market disruptions and the current worldwide economic recession, and monetary and other governmental actions designed to address such disruptions and recession in the U.S. and internationally;
  increases in the potential volatility of our net interest revenue, changes in the composition of the assets on our consolidated balance sheet and the possibility that we may be required to change the manner in which we fund those assets, all as a result of the May 15, 2009 consolidation for financial reporting purposes of the ABCP conduits that we administer;
  the financial strength and continuing viability of the counterparties with which we or our customers do business and with which we have investment, credit or financial exposure;
  the liquidity of the U.S. and international securities markets, particularly the markets for fixed- income securities, and the liquidity requirements of our customers;
  the credit quality and credit agency ratings of the securities in our investment securities portfolio, a deterioration or downgrade of which could lead to other-than-temporary impairment of the respective securities and the recognition of an impairment loss;
  the maintenance of credit agency ratings for our debt obligations as well as the level of credibility of credit agency ratings;
  the possibility of our customers incurring substantial losses in investment pools where we act as agent, and the possibility of further general reductions in the valuation of assets;
  our ability to attract deposits and other low-cost, short-term funding;
  potential changes to the competitive environment, including changes due to the effects of consolidation, extensive and changing government regulation and perceptions of State Street as a suitable service provider or counterparty;
  the level and volatility of interest rates and the performance and volatility of securities, credit, currency and other markets in the U.S. and internationally;
  our ability to measure the fair value of the investment securities on our consolidated balance sheet;
  the results of litigation, government investigations and similar disputes and, in particular, the effect of current or potential proceedings concerning State Street Global Advisors’, or SSgA’s, active fixed-income strategies and other investment products, in particular, the potential for monetary damages and negative consequences for our business arising from the previously reported “Wells” notice we received from the SEC;
  the enactment of legislation and changes in regulation and enforcement that impact us and our customers;
  adverse publicity or other reputational harm;
  our ability to pursue acquisitions, strategic alliances and divestures, finance future business acquisitions and obtain regulatory approvals and consents for acquisitions;
  the performance and demand for the products and services we offer, including the level and timing of withdrawals from our collective investment products;
  our ability to continue to grow revenue, attract highly skilled people, control expenses and attract the capital necessary to achieve our business goals and comply with regulatory requirements;
  our ability to control operating risks, information technology systems risks and outsourcing risks, the possibility of errors in the quantitative models we use to manage our business and the possibility that our controls will fail or be circumvented;
  the potential for new products and services to impose additional costs on us and expose us to increased operational risk, and our ability to protect our intellectual property rights;
  changes in government regulation or new legislation, which may increase our costs, expose us to risk related to compliance or impact our customers;
  changes in accounting standards and practices; and
  changes in tax legislation and in the interpretation of existing tax laws by U.S. and non-U.S. tax authorities that impact the amount of taxes due.

Other important factors that could cause actual results to differ materially from those indicated by any forward-looking statements are set forth in our 2008 Annual Report on Form 10-K, our Current Report on Form 8-K dated May 18, 2009, and our subsequent SEC filings. We encourage investors to read these filings, particularly the sections on Risk Factors, for additional information with respect to any forward-looking statements and prior to making any investment decision. The forward-looking statements contained in this press release speak only as of the date hereof, July 21, 2009, and we do not undertake efforts to revise those forward-looking statements to reflect events after this date.

STATE STREET CORPORATION
Earnings Press Release Addendum

Consolidated Financial Highlights
June 30, 2009

	Quarters Ended			% Change
				Q2 2009	Q2 2009
(Dollars in millions, except per share amounts	June 30,	March 31,	June 30,	vs.	vs.
or where otherwise noted)	2009	2009	2008	Q1 2009	Q2 2008

Total Revenue	$2,122	$2,002	$2,672	6%	(21)%
Provision for Loan Losses	14	84	-
Total Expenses:
Expenses from operations	1,352	1,287	1,809	5	(25)
Merger and integration costs	12	17	32	(29)	(63)
Net Income Before Extraordinary Loss	502	476	548	5	(8)
Extraordinary Loss, Net of Tax	(3,684)	-	-
Net Income (Loss)	(3,182)	476	548	(768)	(681)

Net Income Before Extraordinary Loss Available to Common Shareholders	370	445	548	(17)	(32)
Net Income (Loss) Available to Common Shareholders	(3,314)	445	548	(845)	(705)

Diluted Earnings Per Common Share Before Extraordinary Loss	$.79	$1.02	$1.35	(23)	(41)
Diluted Earnings (Loss) Per Common Share	(7.12)	1.02	1.35	(798)	(627)

Average Diluted Common Shares Outstanding (in thousands)	465,814	435,299	406,964

Cash Dividends Declared Per Common Share	$.01	$.01	$.24
Closing Price Per Share of Common Stock (at quarter end)	47.20	30.78	63.99

Ratios:
Return on common equity before extraordinary loss	13.0%	15.7%	18.6%
Net interest margin, fully taxable-equivalent basis	1.93	2.01	2.31
Tier 1 risk-based capital	14.5	19.1	17.1
Total risk-based capital	15.8	20.5	18.4
Tier 1 leverage	7.3	10.4	8.3

At Quarter End:
Assets Under Custody and Administration(1) (AUA) (in trillions)	$16.39	$15.04	$19.73
Assets Under Management (AUM) (in trillions)	1.56	1.40	1.89
(1) Includes assets uncer custody of $12.34 trillion, $11.34 trillion, and $15.26 trillion, respectively.

	Six Months Ended		% Change
			2009
	June 30,	June 30,	vs.
(Dollars in millions, except per share amounts)	2009	2008	2008

Total Revenue	$4,124	$5,249	(21)%
Provision for Loan Losses	98	-
Total Expenses:
Expenses from operations	2,639	3,557	(26)
Merger and integration costs	29	58	(50)
Net Income Before Extraordinary Loss	978	1,078	(9)
Extraordinary Loss, Net of Tax	(3,684)	-
Net Income (Loss)	(2,706)	1,078	(351)

Net Income Before Extraordinary Loss Available to Common Shareholders	815	1,078	(24)
Net Income (Loss) Available to Common Shareholders	(2,869)	1,078	(366)

Diluted Earnings Per Common Share Before Extraordinary Loss	$1.81	$2.70	(33)
Diluted Earnings (Loss) Per Common Share	(6.37)	2.70	(336)

Average Diluted Common Shares Outstanding (in thousands):	450,483	399,684

Cash Dividends Declared Per Common Share	$.02	$.47	(96)

Return on Common Equity Before Extraordinary Loss	14.4%	18.6%
Net interest margin, fully taxable-equivalent basis	1.96	2.26

STATE STREET CORPORATION
Earnings Press Release Addendum

SELECTED CONSOLIDATED FINANCIAL INFORMATION
Quarters and Six Months Ended June 30, 2009 and June 30, 2008

	Quarters Ended			Six Months Ended
	June 30,	June 30,		June 30,	June 30,
(Dollars in millions, except per share amounts)	2009	2008	% Change	2009	2008	% Change

Fee Revenue:
Servicing fees	$795	$977	(19)%	$1,561	$1,937	(19)%
Management fees	193	280	(31)	374	558	(33)
Trading services	310	320	(3)	555	686	(19)
Securities finance	201	352	(43)	382	655	(42)
Processing fees and other	17	77	(78)	66	131	(50)
Total fee revenue	1,516	2,006	(24)	2,938	3,967	(26)

Net Interest Revenue:
Interest revenue	773	1,137	(32)	1,511	2,425	(38)
Interest expense	193	480	(60)	367	1,143	(68)
Net interest revenue (1)	580	657	(12)	1,144	1,282	(11)

Gains (Losses) related to investment securities, net:
Net gains from sales of available-for-sale securities	90	9		119	15
Losses from other-than-temporary impairment	(167)	-		(180)	(15)
Losses not related to credit	103	-		103	-
Gains (Losses) related to investment securities, net	26	9		42	-

Total revenue	2,122	2,672	(20.6)	4,124	5,249	(21.4)

Provision for loan losses	14	-		98	-

Expenses:
Salaries and employee benefits	696	1,060	(34)	1,427	2,122	(33)
Information systems and communications	167	164	2	328	319	3
Transaction processing services	146	172	(15)	277	334	(17)
Occupancy	121	115	5	242	225	8
Merger and integration costs	12	32	(63)	29	58	(50)
Other	222	298	(26)	365	557	(34)
Total expenses	1,364	1,841	(25.9)	2,668	3,615	(26.2)
Income before income tax expense and extraordinary loss	744	831	(10)	1,358	1,634	(17)
Income tax expense	242	283		380	556
Income before extraordinary loss	502	548	(8)	978	1,078	(9)
Extraordinary loss, net of tax	(3,684)	-		(3,684)	-
Net income (loss)	$(3,182)	$548	(681)	$(2,706)	$1,078	(351)

Adjustments to net income (loss):
Prepayment of preferred stock discount	$(106)	-		$(106)	-
Dividend on preferred stock	(21)	-		(46)	-
Accretion of preferred stock discount	(5)	-		(11)	-
	(132)	-		(163)	-
Net income before extraordinary loss available to
common shareholders	$370	$548	(32)	$815	$1,078	(24)

Net income (loss) available to common shareholders	$(3,314)	$548	(705)	$(2,869)	$1,078	(366)

Earnings Per Common Share Before Extraordinary Loss:
Basic (2)	$.80	$1.36	(41)	$1.82	$2.72	(33)
Diluted	.79	1.35	(41)	1.81	2.70	(33)

Earnings (Loss) Per Common Share:
Basic (3)	$(7.16)	$1.36	(626)	$(6.40)	$2.72	(335)
Diluted	(7.12)	1.35	(627)	(6.37)	2.70	(336)

Average Common Shares Outstanding (in thousands):
Basic	462,399	402,482		447,370	395,212
Diluted	465,814	406,964		450,483	399,684

Selected consolidated financial information presented above was prepared in accordance with accounting principles generally accepted in the United States.

(1) Net interest revenue on a fully taxable-equivalent basis was $611 million and $685 million for the quarters ended June 30, 2009 and 2008, respectively, and $1.21 billion and $1.33 billion for the six months ended June 30, 2009 and 2008, respectively. These amounts include taxable-equivalent adjustments of $31 million and $28 million for the quarters ended June 30, 2009 and 2008, respectively, and $63 million and $51 million for the six months ended June 30, 2009 and 2008, respectively.
(2) Basic earnings per common share before extraordinary loss on distributed earnings were $.01 and $.23 for the quarters ended June 30, 2009 and 2008, respectively, and $.25 and $.46 for the six months ended June 30, 2009 and 2008, respectively. Basic earnings per common share before extraordinary loss on undistributed earnings were $.79 and $1.13 for the quarters ended June 30, 2009 and 2008, respectively, and $1.57 and $2.26 for the six months ended June 30, 2009 and 2008, respectively.
(3) Basic earnings per common share on distributed earnings were $.01 and $.23 for the quarters ended June 30, 2009 and 2008, respectively, and $.25 and $.46 for the six months ended June 30, 2009 and 2008, respectively. Basic earnings per common share on undistributed earnings were $(7.17) and $1.13 for the quarters ended June 30, 2009 and 2008, respectively, and $(6.65) and $2.26 for the six months ended June 30, 2009 and 2008, respectively.

STATE STREET CORPORATION
Earnings Press Release Addendum

SELECTED CONSOLIDATED FINANCIAL INFORMATION
Quarters Ended June 30, 2009 and March 31, 2009

	Quarters Ended
	June 30,	March 31,
(Dollars in millions, except per share amounts)	2009	2009	% Change

Fee Revenue:
Servicing fees	$795	$766	4%
Management fees	193	181	7
Trading services	310	245	27
Securities finance	201	181	11
Processing fees and other	17	49	(65)
Total fee revenue	1,516	1,422	7

Net Interest Revenue:
Interest revenue	773	738	5
Interest expense	193	174	11
Net interest revenue (1)	580	564	3

Gains (Losses) related to investment securities, net:
Net gains from sales of available-for-sale securities	90	29
Losses from other-than-temporary impairment	(167)	(13)
Losses not related to credit	103	-
Gains (Losses) related to investment securities, net	26	16

Total revenue	2,122	2,002	6.0

Provision for loan losses	14	84

Expenses:
Salaries and employee benefits	696	731	(5)
Information systems and communications	167	161	4
Transaction processing services	146	131	11
Occupancy	121	121	-
Merger and integration costs	12	17	(29)
Other	222	143	55
Total expenses	1,364	1,304	4.6
Income before income tax expense and extraordinary loss	744	614	21
Income tax expense	242	138
Income before extraordinary loss	502	476	5
Extraordinary loss, net of tax	(3,684)	-
Net income (loss)	$(3,182)	$476	(768)

Adjustments to net income (loss):
Prepayment of preferred stock discount	$(106)
Dividend on preferred stock	(21)	$(25)
Accretion of preferred stock discount	(5)	(6)
	(132)	(31)
Net income before extraordinary loss available to
common shareholders	$370	$445	(17)

Net income (loss) available to common shareholders	$(3,314)	$445	(845)

Earnings Per Common Share Before Extraordinary Loss:
Basic (2)	$.80	$1.03	(22)
Diluted	.79	1.02	(23)

Earnings (Loss) Per Common Share:
Basic (3)	$(7.16)	$1.03	(795)
Diluted	(7.12)	1.02	(798)

Average Common Shares Outstanding (in thousands):
Basic	462,399	432,179
Diluted	465,814	435,299

Selected consolidated financial Information presented above was prepared in accordance with accounting principles generally accepted in the United States.

(1) Net interest revenue on a fully taxable-equivalent basis was $611 million and $596 million for the quarters ended June 30, 2009 and March 31, 2009, respectively. These amounts include taxable-equivalent adjustments of $31 million and $32 million for the quarters ended June 30, 2009 and March 31, 2009, respectively.
(2) Basic earnings per common share before extraordinary loss on distributed earnings were $.01 and $.24 for the quarters ended June 30, 2009 and March 31, 2009, respectively, and on undistributed earnings were $.79 for each of the quarters ended June 30, 2009 and March 31, 2009.
(3) Basic earnings per common share on distributed earnings were $.01 and $.24 for the quarters ended June 30, 2009 and March 31, 2009, respectively, and on undistributed earnings were $(7.17) and $.79 for the quarters ended June 30, 2009 and March 31, 2009, respectively.

STATE STREET CORPORATION
Earnings Press Release Addendum

SELECTED CONSOLIDATED OPERATING-BASIS FINANCIAL INFORMATION
Quarters and Six Months Ended June 30, 2009 and June 30, 2008

	Quarters Ended (1)			Six Months Ended (1)
	June 30,	June 30,		June 30,	June 30,
(Dollars in millions, except per share amounts)	2009	2008	% Change	2009	2008	% Change

Fee Revenue:
Servicing fees	$795	$977	(19)%	$1,561	$1,937	(19)%
Management fees	193	280	(31)	374	558	(33)
Trading services	310	320	(3)	555	686	(19)
Securities finance	201	352	(43)	382	655	(42)
Processing fees and other	17	77	(78)	66	131	(50)
Total fee revenue	1,516	2,006	(24)	2,938	3,967	(26)

Net Interest Revenue:
Interest revenue, operating basis	804	1,165	(31)	1,550	2,476	(37)
Interest expense	193	480	(60)	350	1,143	(69)
Net interest revenue, operating basis	611	685	(11)	1,200	1,333	(10)

Gains (Losses) related to investment securities, net	26	9		42	-
Total revenue, operating basis (2)	2,153	2,700	(20.3)	4,180	5,300	(21.1)

Provision for loan losses	14	-		98	-

Expenses:
Salaries and employee benefits	696	1,060	(34)	1,427	2,122	(33)
Information systems and communications	167	164	2	328	319	3
Transaction processing services	146	172	(15)	277	334	(17)
Occupancy	121	115	5	242	225	8
Other	222	298	(26)	365	557	(34)
Total expenses, operating basis (2)	1,352	1,809	(25.3)	2,639	3,557	(25.8)
Income before income tax expense, operating basis	787	891	(12)	1,443	1,743	(17)
Income tax expense, operating basis	247	293		389	575
Tax-equivalent adjustment	31	28		63	51
Net income, operating basis	$509	$570	(11)	$991	$1,117	(11)

Net income available to common shareholders, operating basis	$483	$570	(15)	$934	$1,117	(16)

Diluted earnings per common share, operating basis	$1.04	$1.40	(26)	$2.07	$2.79	(26)

Average diluted common shares outstanding (in thousands)	465,814	406,964		450,483	399,684

Return on common equity, operating basis	17.0%	19.3%		16.4%	19.3%

(1) Refer to the accompanying reconciliation of reported results to operating-basis results.
(2) For the quarter ended June 30, 2009, positive operating leverage in the year-over-year comparison was 500 basis points, based on a decline in total operating-basis revenue of 20.3% and a decline in total operating-basis expenses of 25.3%. For the six months ended June 30, 2009, positive operating leverage in the year-over-year comparison was 470 basis points, based on a decline in total operating-basis revenue of 21.1% and a decline in total operating-basis expenses of 25.8%

STATE STREET CORPORATION
Earnings Press Release Addendum

SELECTED CONSOLIDATED OPERATING-BASIS FINANCIAL INFORMATION
Quarters Ended June 30, 2009 and March 31, 2009

	Quarters Ended (1)
	June 30,	March 31,
(Dollars in millions, except per share amounts)	2009	2009	% Change

Fee Revenue:
Servicing fees	$795	$766	4%
Management fees	193	181	7
Trading services	310	245	27
Securities finance	201	181	11
Processing fees and other	17	49	(65)
Total fee revenue	1,516	1,422	7

Net Interest Revenue:
Interest revenue, operating basis	804	746	8
Interest expense	193	157	23
Net interest revenue, operating basis	611	589	4

Gains (Losses) related to investment securities, net	26	16
Total revenue, operating basis (2)	2,153	2,027	6.2

Provision for loan losses	14	84

Expenses:
Salaries and employee benefits	696	731	(5)
Information systems and communications	167	161	4
Transaction processing services	146	131	11
Occupancy	121	121	-
Other	222	143	55
Total expenses, operating basis (2)	1,352	1,287	5.1
Income before income tax expense, operating basis	787	656	20
Income tax expense	247	142
Tax-equivalent adjustment	31	32
Net income, operating basis	$509	$482	6

Net income available to common shareholders, operating basis	$483	$451	7

Diluted earnings per common share, operating basis	$1.04	$1.04	-

Average diluted common shares outstanding (in thousands)	465,814	435,299

Return on common equity, operating basis	17.0%	15.9%

(1) Refer to the accompanying reconciliation of reported results to operating-basis results.
(2) For the quarter ended June 30, 2009, positive operating leverage in the quarter-over-quarter comparison was 110 basis points, based on an increase in total operating-basis revenue of 6.2% and an increase in total operating-basis expenses of 5.1%.

STATE STREET CORPORATION
Earnings Press Release Addendum

RECONCILIATION OF REPORTED RESULTS TO OPERATING-BASIS RESULTS
Quarter and Six Months Ended June 30, 2009

(Dollars in millions, except per share amounts)	Quarter Ended June 30, 2009				Six Months Ended June 30, 2009

	Reported			Operating	Reported			Operating
	Results	Adjustments		Results	Results	Adjustments		Results
Fee Revenue:
Servicing fees	$795			$795	$1,561			$1,561
Management fees	193			193	374			374
Trading services	310			310	555			555
Securities finance	201			201	382			382
Processing fees and other	17			17	66			66
Total fee revenue	1,516			1,516	2,938			2,938

Net Interest Revenue:
Interest revenue	773	$31	(1)	804	1,511	$39	(6)	1,550
Interest expense	193	-		193	367	(17)	(7)	350
Net interest revenue	580	31		611	1,144	56		1,200

Gains (Losses) related to investment securities, net:	26	-		26	42	-		42
Total revenue	2,122	31		2,153	4,124	56		4,180

Provision for loan losses	14	-		14	98	-		98

Expenses:
Salaries and employee benefits	696	-		696	1,427	-		1,427
Information systems and communications	167	-		167	328	-		328
Transaction processing services	146	-		146	277	-		277
Occupancy	121	-		121	242	-		242
Merger and integration costs	12	(12)	(2)	-	29	(29)	(2)	-
Other	222	-		222	365	-		365
Total expenses	1,364	(12)		1,352	2,668	(29)		2,639
Income before income tax expense and extraordinary loss	744	43		787	1,358	85		1,443
Income tax expense	242	5	(3)	247	380	9	(8)	389
Tax-equivalent adjustment	-	31	(1)	31	-	63	(1)	63
Income before extraordinary loss	502	7		509	978	13		991
Extraordinary loss, net of tax	(3,684)	3,684	(4)	-	(3,684)	3,684	(4)	-
Net income (loss)	$(3,182)	$3,691		$509	$(2,706)	$3,697		$991

Adjustments to net income (loss):
Prepayment of preferred stock discount	$(106)	$106	(5)	$-	$(106)	$106	(5)	$-
Dividend on preferred stock	(21)	-		(21)	(46)	-		(46)
Accretion of preferred stock discount	(5)	-		(5)	(11)	-		(11)
	(132)	106		(26)	(163)	106		(57)
Net income before extraordinary loss available to
common shareholders	$370	$113		$483	$815	$119		$934

Net income (loss) available to common shareholders	$(3,314)	$3,797		$483	$(2,869)	$3,803		$934

Diluted earnings per common share before extraordinary loss	$0.79	$.25		$1.04	$1.81	$.26		$2.07

Diluted earnings (loss) per common share	(7.12)	8.16		1.04	(6.37)	8.44		2.07

Average diluted common shares outstanding (in thousands)	465,814	465,814		465,814	450,483	450,483		450,483

Return on common equity before extraordinary loss	13.0%	4.0%		17.0%	14.4%	2.0%		16.4%

(1) Represents tax-equivalent adjustment of $31 million, which is not included in reported results.
(2) Represents merger and integration costs recorded in connection with the July 2007 acquisition of Investors Financial.
(3) Represents income tax benefit related to merger and integration costs.
(4) Represents extraordinary loss related to the consolidation of the asset-backed commercial paper conduits on May 15, 2009 onto State Street's balance sheet.
(5) Represents prepayment of the preferred stock discount in connection with repayment of the U.S.Treasury's preferred stock investment under the TARP Capital Purchase Program.
(6) Represents $63 million tax-equivalent adjustment, which is not included in reported results, net of $24 million of revenue related to the Boston Federal Reserve Bank's Asset-Backed Commercial Paper Money Market Liquidity Facility (AMLF).
(7) Represents interest expense related to the AMLF.
(8) Represents $3 million of income tax expense related to the AMLF net of $12 million of income tax benefit related to merger and integration costs.

STATE STREET CORPORATION
Earnings Press Release Addendum

RECONCILIATION OF REPORTED RESULTS TO OPERATING-BASIS RESULTS
Quarter and Six Months Ended June 30, 2008

(Dollars in millions, except per share amounts)	Quarter Ended June 30, 2008				Six Months Ended June 30, 2008

	Reported			Operating	Reported			Operating
	Results	Adjustments		Results	Results	Adjustments		Results
Fee Revenue:
Servicing fees	$977			$977	$1,937			$1,937
Management fees	280			280	558			558
Trading services	320			320	686			686
Securities finance	352			352	655			655
Processing fees and other	77			77	131			131
Total fee revenue	2,006			2,006	3,967			3,967

Net Interest Revenue:
Interest revenue	1,137	$28	(1)	1,165	2,425	$51	(1)	2,476
Interest expense	480	-		480	1,143	-		1,143
Net interest revenue	657	28		685	1,282	51		1,333

Gains (Losses) related to investment securities, net:	9	-		9	-	-		-
Total revenue	2,672	28		2,700	5,249	51		5,300

Provision for loan losses	-	-		-	-	-		-

Expenses:
Salaries and employee benefits	1,060	-		1,060	2,122	-		2,122
Information systems and communications	164	-		164	319	-		319
Transaction processing services	172	-		172	334	-		334
Occupancy	115	-		115	225	-		225
Merger and integration costs	32	(32)	(2)	-	58	(58)	(2)	-
Other	298	-		298	557	-		557
Total expenses	1,841	(32)		1,809	3,615	(58)		3,557
Income before income taxes	831	60		891	1,634	109		1,743
Income tax expense	283	10		293	556	19		575
Tax-equivalent adjustment	-	28	(1)	28	-	51	(1)	51
Net income	$548	$22		$570	$1,078	$39		$1,117

Net income available to common shareholders	$548	$22		$570	$1,078	$39		$1,117

Diluted earnings per common share	$1.35	$.05		$1.40	$2.70	$.09		$2.79

Average diluted common shares outstanding (in thousands)	406,964	406,964		406,964	399,684	399,684		399,684

Return on common equity	18.6%	0.7%		19.3%	18.6%	0.7%		19.3%

(1) Represents taxable-equivalent adjustment, which is not included in reported results.
(2) Represents merger and integration costs recorded in connection with the July 2007acquisition of Investors Financial.

STATE STREET CORPORATION
Earnings Press Release Addendum

RECONCILIATION OF REPORTED RESULTS TO OPERATING-BASIS RESULTS
Quarter Ended March 31, 2009

(Dollars in millions, except per share amounts)	Quarter Ended March 31, 2009

	Reported			Operating
	Results	Adjustments		Results
Fee Revenue:
Servicing fees	$766			$766
Management fees	181			181
Trading services	245			245
Securities finance	181			181
Processing fees and other	49			49
Total fee revenue	1,422			1,422

Net Interest Revenue:
Interest revenue	738	$8	(1)	746
Interest expense	174	(17)	(2)	157
Net interest revenue	564	25		589

Gains (Losses) related to investment securities, net	16	-		16
Total revenue	2,002	25		2,027

Provision for loan losses	84	-		84

Expenses:
Salaries and employee benefits	731	-		731
Information systems and communications	161	-		161
Transaction processing services	131	-		131
Occupancy	121	-		121
Merger and integration costs	17	(17)	(3)	-
Other	143	-		143
Total expenses	1,304	(17)		1,287
Income before income taxes	614	42		656
Income tax expense	138	4	(4)	142
Tax-equivalent adjustment	-	32	(5)	32
Net income	$476	$6		$482

Net income available to common shareholders	$445	$6		$451

Diluted earnings per common share	$1.02	$.02		$1.04

Average diluted common shares outstanding (in thousands)	435,299	435,299		435,299

Return on common equity	15.7%	0.2%		15.9%

(1) Represents tax-equivalent adjustment of $32 million, which is not included in reported results, net of $24 million of revenue related to the AMLF.
(2) Represents interest expense related to the AMLF.
(3) Represents merger and integration costs recorded in connection with the July 2007 acquisition of Investors Financial.
(4) Represents $3 million of income tax expense related to the AMLF net of $7 million of income tax benefit related to merger and integration costs.
(5) Represents tax-equivalent adjustment, which is not included in reported results.

STATE STREET CORPORATION
Press Release Addendum

CONSOLIDATED STATEMENT OF CONDITION

	June 30,	December 31,	June 30,
(Dollars in millions, except per share amounts)	2009	2008	2008

Assets
Cash and due from banks	$4,044	$3,181	$4,587
Interest-bearing deposits with banks	26,346	55,733	20,636
Securities purchased under resale agreements	5,277	1,635	10,697
Federal funds sold	-	-	5,024
Trading account assets	127	815	311
Investment securities available for sale	58,308	54,163	67,607
Investment securities held to maturity purchased under money
market liquidity facility	300	6,087	-
Investment securities held to maturity	22,093	15,767	4,103
Loans and leases (net of allowance of $108, $18 and $18)	12,554	9,113	14,666
Premises and equipment	2,114	2,011	1,992
Accrued income receivable	1,549	1,738	2,076
Goodwill	4,547	4,527	4,549
Other intangible assets	1,790	1,851	1,941
Other assets	14,372	17,010	8,032
Total assets	$153,421	$173,631	$146,221

Liabilities
Deposits:
Noninterest-bearing	$14,539	$32,785	$14,896
Interest-bearing -- U.S.	6,323	4,558	9,670
Interest-bearing -- Non-U.S.	64,715	74,882	72,681
Total deposits	85,577	112,225	97,247

Securities sold under repurchase agreements	12,899	11,154	15,266
Federal funds purchased	4,032	1,082	1,809
Short-term borrowings under money market liquidity facility	300	6,042	-
Other short-term borrowings	19,935	11,555	4,306
Accrued taxes and other liabilities	9,595	14,380	9,427
Long-term debt	8,980	4,419	4,127
Total liabilities	141,318	160,857	132,182

Shareholders' Equity
Preferred stock, no par: authorized 3,500,000; 20,000 shares
issued and outstanding	-	1,883	-
Common stock, $1 par: authorized 750,000,000 shares;
494,434,216, 431,976,032 and 431,677,761 shares issued	494	432	432
Surplus	9,202	6,992	6,712
Retained earnings	6,255	9,135	8,629
Accumulated other comprehensive loss	(3,828)	(5,650)	(1,716)
Treasury stock (at cost 462,514, 418,354 and 406,218 shares)	(20)	(18)	(18)
Total shareholders' equity	12,103	12,774	14,039
Total liabilities and shareholders' equity	$153,421	$173,631	$146,221

STATE STREET CORPORATION
Tangible Common Equity and Tier 1 Common Ratios
As of Period End

The table set forth below presents the calculations of State Street's ratios of tangible common equity to total tangible assets and to total risk-weighted assets, and its ratios of tier 1 common capital to total risk-weighted assets.

		For the periods ended
		June 30,	March 31,	June 30,
(Dollars in millions)		2009	2009	2008

Consolidated Total Assets		$153,421	$142,144	$146,221
Less:
Goodwill		4,547	4,493	4,549
Other intangible assets		1,790	1,809	1,941
AMLF investment securities		300	740	-
Excess reserves held at central banks		20,449	29,963	-
Adjusted assets		126,335	105,139	139,731
Plus:
Deferred tax liability		532	540	512
Total tangible assets	A	$126,867	$105,679	$140,243

Consolidated Total Common Shareholders' Equity		$12,103	$11,969	$14,039
Less:
Goodwill		4,547	4,493	4,549
Intangible assets		1,790	1,809	1,941
Adjusted equity		5,766	5,667	7,549
Plus deferred tax liability		532	540	512
Total tangible common equity	B	$6,298	$6,207	$8,061

Tangible common equity ratio	B/A	4.96%	5.87%	5.75%

Ratio of tangible common equity to total risk-weighted assets	B/D	8.50%	8.15%	11.86%

Tier 1 capital		$10,740	$14,567	$11,645
Less:
TARP preferred stock		-	1,889	-
Trust preferred securities		1,450	1,450	1,450
Tier 1 common capital	C	$9,290	$11,228	$10,195

Total risk-weighted assets	D	$74,103	$76,138	$67,973

Ratio of tier 1 common capital to total risk-weighted assets	C/D	12.54%	14.75%	15.00%

CONTACT:
State Street Corporation
Edward J. Resch, +1 617-664-1110
or
Investors:
Kelley MacDonald, +1 617-664-3477
or
Media:
Hannah Grove, +1 617-664-3377